UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                October 29, 2003
                                 Date of Report
                         (Date of Earliest Event Reported)

                             WESTON TECHNOLOGIES CORP.
            (Exact Name of Registrant as Specified in its Charter)

                                   DELAWARE
                   (State or Other Jurisdiction of Incorporation)

                 000-49856                          75-3022004
        (Commission File Number)         (IRS Employer Identification No.)

                     524 Westgate Drive, Edison, New Jersey 08820
            (Address of Principal Executive Offices, including ZIP Code)

                                (908) 412-9210
               Registrant's Telephone Number, including Area Code

                                Not Applicable
           (Former Name or Former Address, if Changed Since Last Report)




Item 5.   Other Event

   On October 15, 2003, Weston Technologies Corp. (the "Company") entered into a Share Exchange Agreement with shareholders of Best Partners Worldwide Limited ("BPW Shareholders"), pursuant to which the Company agreed to issue 440,775 shares of the Company's common stock and a warrant to purchase 43,636,725 shares of the Company's common stock for a period of five years ending on October 14, 2008, at an exercise price of $.001 per share to BPW Shareholders in exchange for all the capital stock of BPW (the "Transaction"). Upon consummation of the Transaction, BPW becomes a wholly-owned subsidiary of the Company.

    Best Partners Worldwide Limited is a corporation registered in the British Virgin Islands. As of the date of the Transaction, the only asset BPW owns is good and marketable title to the pending patents of certain smokeless cigarette product known as the Ultrasonic and Electronic Atomized Cigarette. BPW has no liabilities as of the date of the Transaction. The Company believes that the pending patents may have potential for commercial use.

    Upon consummation of the transaction, Mr. Yin Sen Wong, Mr. Hon Lik and Ms. Jacinta Sit elected as Directors of the Company. Mr. Wong will serve as Chief Executive Officer and the Chairman of the Board of Directors.

    Mr. Yin Sen Wong, age 50, is a co-founders of Golden Dragon Group (Holdings) Limited ("GDG"), a company listed on the Hong Kong Stock Exchange since 2001. Mr. Wong has been Chairman and President of GDG since 1992.
Mr. Wong is also a co-founder of BPW. Mr. Wong has over 15 years' experience in the medical and healthcare product industries in the People's Republic of China.

    Mr. Hon Lik, age 47, is a co-founder and Vice-Chairman of GDG, and a co-founder of BPW. In 1982, Mr. Hon graduated from the Liaoning College of Traditional Chinese Medicine, where he studied pharmacology. Upon graduation he joined Liaoning Academy of Traditional Chinese Medicine. He has been vice-superintendent of Liaoning Academy of Traditional Chinese Medicine in charge of research and development since 1990. Mr. Hon is the inventor of the Ultrasonic and Electronic Atomized Cigarette. He also invented and patented the technology used in the Chenlong Baoling Longevity Ginseng products.

    Mr. Jacinta Sit, age 31, is an Executive Director of Sen Hong Resources Holdings Limited, a Hong Kong corporation ("Sen Hong"), whose principal business is the exploration and development of crude oil in Indonesia. From February 2003 to present, Ms. Sit also services as President and Chief Financial Officer of Oxford Technologies Inc., an electronics manufacturing services provider in UK, and from September 2003 to present, a director and President of Cowley Technologies Corp. Both Oxford Technologies Inc. and Cowley Technologies Corp. are subsidiaries of Sen Hong.



                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Weston Technologies Corp.



By: /s/ Yin Sen Wong
-----------------------------
Yin Sen Wong, CEO & Chairman

Date:  October 29, 2003